EXHIBIT 99.1

1870 Crown Drive Dallas, TX 75234 214-561-7500 Fax: 214-561-7499
For immediate release
For further information contact:
Ray Schmitz
Vice President and Chief Financial Officer
(214) 561-7503
ray.schmitz@dynamex.com
Dynamex Aligns Management Structure With Expanding Operations

Jim Wicker Appointed President of Dynamex U.S.
January 12, 2006 — Dallas, Texas — Dynamex Inc. (NASDAQ: DDMX), the leading provider of same-day delivery and logistics services in the United States and Canada, today announced several management changes in the U.S. to enhance management structure and better position the Company for continued growth.
Mr. James H. Wicker III has been appointed President Dynamex U.S., with day-to-day responsibility for U.S. field operations, sales and marketing, and information services. Mr. Wicker joined Dynamex in April 1998 as Director of Information Services and has worked in various management positions in sales and marketing, business development and operations, and most recently as Vice President, General Manager, USA.
Cathy Taylor has been appointed Vice President, U.S. Field Operations, reporting to Mr. Wicker. The Company’s U.S. field operations currently consist of six operating regions, with regional managers reporting to Ms. Taylor. Ms. Taylor, a former owner and manager of Swift Transportation Group in Canada, joined Dynamex in 1996 and has held various management positions with Dynamex, most recently as Vice President Operations — Western U.S.
“Jim and Cathy have risen to many challenges over the last several years. Today’s announcement recognizes their significant contributions to the Company. Their expanded roles will provide them with additional responsibilities, industry exposure and professional development opportunities as we move forward,” said Dynamex Chairman and CEO, Rick McClelland. “We view these changes in our organizational structure as a natural progression for our growing Company. We have also expanded the number of operating regions in the U.S. from two to six which we believe will provide a stronger structural platform for our expanding operations. Our business is in very capable hands with Jim Wicker and Cathy Taylor in the U.S. and Jim Aitken, President of Dynamex Canada, overseeing day-to-day operations,” concluded McClelland. “I intend to focus my efforts on longer term strategy, new business initiatives, major customer relationships, and shareholder relations. We are continually evaluating ways to grow our business and our people in order to be more efficient in the marketplace, and I believe these management changes further strengthen our overall organization as we move into 2006.”
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Dynamex Announces New Organizational Structure

January 12, 2006

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ABOUT DYNAMEX
Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information is available at www.dynamex.com.
This release contains forward-looking statements that involve assumptions regarding Company operations and future prospects. Although the company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, the effect of changing economic conditions, acquisition strategy, competition, foreign exchange, the ability to meet the terms of current borrowing arrangements, and risks associated with the local delivery industry. These and other risks are mentioned from time to time in the Company’s filings with the Securities and Exchange Commission. In light of such risks and uncertainties, the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.
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